EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm as experts under the caption "Experts--Independent Registered Public Accounting Firm" and to the use of our report dated December 18, 2009, in Amendment No. 3 to the Registration Statement (File No. 333-161852) and related prospectus of Advisors Disciplined Trust 430.


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
December 18, 2009